TerrAscend Reports First Quarter 2026 Financial Results

Net Revenue of $65.5 million and Gross Profit Margin of 52.8% for Q1 2026

Q1 2026 Net Cash Provided from Continuing Operations of $8.7 million,

representing 13.3% Operating Cash Flow Yield1

Q1 2026 Free Cash Flow¹ of $7.8 million, representing 10.3% Free Cash Flow Yield1

15th Consecutive Quarter of Positive Cash Flow from Continuing Operations and 11th Consecutive Quarter of Positive Free Cash Flow¹

TORONTO, May 7, 2026 - TerrAscend Corp. ("TerrAscend" or the "Company") (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis operator, today reported its financial results for the first quarter ended March 31, 2026. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (GAAP), unless indicated otherwise.

The following financial measures are reported as results from continuing operations unless otherwise noted, due to the Company’s previously stated intention to sell all of its Michigan assets, which are reported as discontinued operations effective as of the second quarter ended June 30, 2025. All historical periods have been restated accordingly.

First Quarter 2026 Financial Highlights

•
Net Revenue of $65.5 million, compared to $64.3 million in the first quarter of 2025
•
Gross Profit Margin of 52.8%
•
GAAP Net Loss from continuing operations was $6.8 million
•
EBITDA from continuing operations¹ was $17.3 million
•
Adjusted EBITDA from continuing operations¹ was $17.4 million or 26.5% of net revenue
•
Net Cash provided from continuing operations was $8.7 million
•
Free Cash Flow¹ was $7.8 million

“The business returned to year-over-year revenue growth from continuing operations, while gross margins, Adjusted EBITDA margins and other key profitability metrics grew sequentially and exceeded our targets for the quarter. This positive operational momentum, combined with the recently completed rescheduling of medical cannabis, and the promise of further progress, has the team more excited than ever about our future,” said Jason Wild, Executive Chairman of TerrAscend. “We remain committed to executing on our business strategy, driving efficiency, profitability, and growth while continuing to generate positive cash flow. Together with our strong balance sheet and disciplined approach to capital allocation and M&A, we are positioned to deliver value for our patients, customers, and shareholders.”

Mr. Wild added, “The decision by the U.S. Department of Justice to reclassify state-licensed medical cannabis to Schedule III is a historic step forward that has resulted in the elimination of the 280E tax burden. In addition, we believe the anticipated rescheduling of adult-use cannabis in the coming months will further expand access to institutional capital and provide TerrAscend with an opportunity to up-list to the NASDAQ or NYSE. These developments are expected to improve profitability, strengthen our balance sheet, and lower our cost of capital over time.”

Financial Summary Q1 2026 and Comparative Periods

(in millions of U.S. Dollars)	Q1 2026	Q4 2025	Q1 2025
Revenue, net	65.5	66.1	64.3
Quarter-over-Quarter decrease	-0.9%

Year-over-Year increase	1.9%

Gross profit	34.6	34.5	34.7
Gross profit margin	52.8%	52.1%	53.9%

General & Administrative expenses	21.5	22.8	21.1
Share-based compensation expense (included in G&A expenses above)	0.9	1.3	1.5
G&A as a % of revenue, net	32.8%	34.4%	32.9%

Net loss from continuing operations	(6.8)	(0.5)	(7.7)

EBITDA from continuing operations[1]	17.3	11.5	15.2

Adjusted EBITDA from continuing operations[1]	17.4	16.7	18.1
Adjusted EBITDA Margin from continuing operations[1]	26.5%	25.2%	28.2%

Net cash provided by operations - continuing operations	8.7	8.3	11.2

Free Cash Flow[1]	7.8	6.6	8.8

First Quarter 2026 Business and Operational Highlights

•
Launched the Tyson 2.0 brand into Pennsylvania and Maryland through an exclusive licensing agreement.
•
In New Jersey, all three Apothecarium stores ranked within the top 25 in the state and improved in rank quarter-over-quarter, reflecting strong retail execution2.
•
Held a leading market share position in New Jersey, supported by high quality products and new product launches.3
•
In Maryland, two of the four Apothecarium stores, Salisbury and Cumberland, ranked among the top 10 in the state2.
•
Gained market share in Maryland during the quarter, supported by strong growth across core brands, including Kind Tree and Legend3.
•
In Pennsylvania, five of the six Apothecarium stores ranked among the top 15 in the state, reflecting continued strength in retail productivity2.
•
Kind Tree and Legend delivered double-digit growth across key categories in Pennsylvania, contributing to continued market share gains3.

Subsequent Events:

•
The U.S. Department of Justice announced the reclassification of state-licensed medical cannabis to Schedule III, eliminating the 280E tax burden on medical cannabis and marking a significant step forward in federal cannabis policy that is expected to enhance profitability, improve the balance sheet, and lower the cost of capital over time.
•
Appointed Eric Jackson as Chief Financial Officer, effective April 2026, who brings more than two decades of financial and operational leadership experience across large-scale retail and consumer businesses.
•
Completed first harvests from additional cultivation rooms in Pennsylvania, expanding production capacity in preparation for new product launches, increased wholesale demand, and potential adult-use legalization.

1. EBITDA from continuing operations, Adjusted EBITDA from continuing operations, Adjusted EBITDA margin from continuing operations, Free Cash Flow, and Free Cash Flow Yield are non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and reconciled to the most directly comparable GAAP measure at the end of this release. Operating Cash Flow Yield of 13.3% and Free Cash Flow Yield of 10.3% is calculated by taking Net Cash Provided from Continuing Operations and Free Cash Flow on a trailing twelve month basis and dividing by the market value of the Company’s outstanding and exchangeable shares as of March 31, 2026.

2. Source: LIT Alerts

3. Source: BDSA

First Quarter 2026 Financial Results

Net revenue for the first quarter of 2026 was $65.5 million, compared to $66.1 million for the fourth quarter of 2025, and $64.3 million for the first quarter of 2025. Retail revenue increased sequentially, while wholesale revenue declined.

Gross profit margin from continuing operations for the first quarter of 2026 was 52.8%, as compared to 52.1% for the fourth quarter of 2025, and 53.9% for the first quarter of 2025. Sequential performance reflects continued strength in Maryland, Pennsylvania, and New Jersey.

G&A expenses for the first quarter of 2026 were $21.5 million and 32.8% of revenue, compared to $22.8 million and 34.4% of revenue for the fourth quarter of 2025, and $21.1 million and 32.9% of revenue for the first quarter of 2025, reflecting disciplined cost management and ongoing optimization of our operating structure.

GAAP net loss from continuing operations for the first quarter of 2026 was $6.8 million, compared to a net loss of $0.5 million for the fourth quarter of 2025, and a net loss of $7.7 million for the first quarter of 2025.

Adjusted EBITDA from continuing operations was $17.4 million for the first quarter of 2026, or 26.5% of revenue, compared to adjusted EBITDA from continuing operations of $16.7 million for the fourth quarter of 2025, or 25.2% of revenue, and adjusted EBITDA from continuing operations of $18.1 million for the first quarter of 2025, or 28.2% of revenue.

Balance Sheet and Cash Flow

Cash and cash equivalents were $39.1 million as of March 31, 2026. Net cash provided by continuing operations in the first quarter of 2026 was $8.7 million, compared to $8.3 million for the fourth quarter of 2025, and $11.2 million for the first quarter of 2025.

This represents the Company’s fifteenth consecutive quarter of positive cash flow from continuing operations. Capital expenditures were $0.9 million in the first quarter of 2026, primarily related to ongoing cultivation and facility optimization projects. Free cash flow was $7.8 million in the first quarter of 2026, representing the eleventh consecutive quarter of positive free cash flow.

As of March 31, 2026, there were approximately 383 million basic shares of the Company issued and outstanding, including 309 million common shares, 11 million preferred shares as converted, and 63 million exchangeable shares. Additionally, there were 23 million warrants outstanding at a weighted average price of $4.34 USD per share. During the first quarter of 2026, the Company completed the repurchase of 115,000 shares through its normal course issuer bid at a weighted average price of $0.66 USD per share.

Conference Call Details

TerrAscend will host a conference call today, Thursday, May 7, 2026, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, President and Chief Executive Officer, Eric Jackson, Chief Financial Officer, and Alisa Campbell, Senior Vice President, Finance, will host the call starting at 8:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation.

Date:	Thursday, May 7, 2026
Time:	8:00 a.m. Eastern Time
Webcast:	https://app.webinar.net/vlgJYMJm4OM
Dial-in Number:	1-888-510-2154
Replay:	1-289-819-1450 or 1-888-660-6345 Available until 12:00 midnight Eastern Time on Thursday, May 21, 2026 Replay Entry Code: 29559#

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including operations in Pennsylvania, New Jersey, Maryland, Ohio, and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend operates The Apothecarium and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including The Apothecarium, Cookies, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. On April 23, 2026, the U.S. Department of Justice issued a final rule rescheduling marijuana contained in FDA-approved drug products and marijuana subject to a state medical marijuana license from Schedule I to Schedule III of the Controlled Substances Act (“CSA”). However, any form of marijuana other than in an FDA-approved drug product or marijuana subject to a state medical marijuana license remains a Schedule I controlled substance under the CSA, and those who handle such material remain subject to the regulatory controls and administrative, civil, and criminal sanctions applicable to Schedule I controlled substances. In addition, a hearing is scheduled to commence on June 29, 2026, to consider broader rescheduling of all marijuana from Schedule I to Schedule III of the CSA, but no final action has been taken with respect to that broader rescheduling proposal, and there can be no assurance as to its timing or outcome. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

Moreover, while the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. In light of the above-referenced activity, the regulatory framework related to rescheduling remains subject to ongoing process and uncertainty, including with respect to DEA registration requirements and other potential changes in enforcement policy or further rescheduling actions. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Forward-Looking Information and Forward-Looking Statements

This press release contains “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forward-looking information are intended to be covered by the safe harbor provisions for forward-looking statements contained in those sections and the Private Securities Litigation Reform Act of 1995. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include, but are not limited to, the anticipated impact of cannabis-related regulatory developments, including the possibility that such regulatory developments may, over time, expand access to institutional capital and provide public multi-state operators like TerrAscend with a pathway toward a potential listing on the NASDAQ or NYSE; statements with respect to the Company’s expectations with respect to its business outlook, financial profile, and operational efficiencies; its market opportunities, growth prospects in new and existing markets, and M&A strategy; the expected benefits of, and the Company’s ability to complete its exit plans in Michigan; the expected benefits of the Company’s recent acquisitions; and the expected benefits of the Company’s exclusive licensing agreement with Tyson 2.0. Forward-looking information and forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information and forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking information and forward-looking statements because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information and forward-looking statements are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information and forward-looking statements. Such risks and uncertainties include, but are not limited to, current and future market conditions; the Company’s ability to execute on its business strategy, drive efficiency, and achieve profitability and growth targets; the Company’s ability to continue generating positive cash flow from operations; the impact and scope of the rescheduling of cannabis, including the distinction between medical and adult-use cannabis and the ongoing nature of the broader rescheduling process; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 12, 2026.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information or forward-looking statements, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates: (i) Free cash flow from net cash provided by operating activities, excluding net cash used in operating activities from discontinued operations, less capital expenditures for property and equipment, which management believes is an important measurement of the Company's ability to generate additional cash from its business operations, (ii) Free cash flow yield by taking Free cash flow on trailing twelve month basis and dividing by the market value of the Company’s outstanding and exchangeable shares, and (iii) EBITDA from continuing operations and Adjusted EBITDA from continuing operations as net loss, adjusted in each case to exclude provision for income taxes, finance expenses, and amortization and depreciation, and further adjusted for Adjusted EBITDA from continuing operations to exclude share-based compensation, gain on fair value of derivative liabilities, gain on lease termination, loss from revaluation of contingent consideration, unrealized and realized loss on investments, loss on disposal of fixed assets, impairment of intangible assets, unrealized and realized foreign exchange loss (gain), and certain other one-time items, which management believes is not reflective of the ongoing operations and performance of the Company. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

For more information regarding TerrAscend:

Ziad Ghanem
Chief Executive Officer
IR@terrascend.com
689-345-4114

Investor Relations Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

Valter@KCSA.com

212-896-1254

TerrAscend Corp.

Consolidated Balance Sheets

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$39,004	$37,414
Restricted cash	110	110
Accounts receivable, net	15,545	16,898
Investments	362	362
Inventory	36,232	34,054
Prepaid expenses and other current assets	5,976	8,557
Assets from discontinued operations, current	5,213	12,713
Total current assets	102,442	110,108
Non-current assets
Property and equipment, net	130,563	129,932
Deposits	57	60
Operating lease right of use assets	27,248	26,691
Intangible assets, net	177,276	167,310
Goodwill	110,778	109,770
Other non-current assets	734	13,508
Total non-current assets	446,656	447,271
Total assets	$549,098	$557,379

Liabilities and shareholders' equity
Current liabilities
Accounts payable and accrued liabilities	$39,979	$39,807
Deferred revenue	4,393	3,993
Convertible debt	10,355	10,355
Loans payable	777	5,322
Operating lease liability	1,165	1,511
Derivative liability	56	967
Corporate income tax payable	4,075	5,360
Liabilities from discontinued operations	6,881	12,616
Total current liabilities	67,681	79,931
Non-current liabilities
Loans payable	204,932	203,846
Operating lease liability	29,546	28,555
Derivative liability	1,739	2,221
Convertible debt	7,072	6,896
Deferred income tax liability	8,325	8,025
Liability on uncertain tax position	138,778	128,798
Other long term liabilities	86	86
Total non-current liabilities	390,478	378,427
Total liabilities	458,159	458,358
Commitments and contingencies
Shareholders' equity
Share capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 10,725 and 10,725 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 63,492,038 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common shares, no par value, unlimited shares authorized; 308,424,634 and 308,532,518 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Treasury stock, no par value; nil and nil shares outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid in capital	959,439	960,241
Accumulated other comprehensive income	2,288	1,986
Accumulated deficit	(873,802)	(864,742)
Non-controlling interest	3,014	1,536
Total shareholders' equity	90,939	99,021
Total liabilities and shareholders' equity	$549,098	$557,379

TerrAscend Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Revenue, net	$65,539	$64,303

Cost of sales	30,937	29,622

Gross profit	34,602	34,681

Operating expenses:
General and administrative	21,497	21,149
Amortization and depreciation	1,548	1,289
Other operating expense (income)	36	—
Total operating expenses	23,081	22,438

Income from operations	11,521	12,243

Other expense (income)
Finance and other expenses	9,325	8,333
Unrealized and realized loss on investments	—	742
Gain on fair value of derivative liabilities	(1,403)	(97)
Loss from revaluation of contingent consideration	—	381
Unrealized and realized foreign exchange loss	178	42
Income from continuing operations before provision for income taxes	3,421	2,842
Provision for income taxes	10,250	10,507
Net loss from continuing operations	$(6,829)	$(7,665)

Discontinued operations:
Loss from discontinued operations, net of tax	$(1,175)	$(4,604)
Net loss	$(8,004)	$(12,269)

Foreign currency translation adjustment	(302)	(14)
Comprehensive loss	$(7,702)	$(12,255)

Net loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(7,885)	$(8,967)
Non-controlling interests	$1,056	$1,302

Comprehensive loss attributable to:
Common and proportionate Shareholders of the Company	$(8,758)	$(13,557)
Non-controlling interests	$1,056	$1,302

Net loss per share - basic & diluted:
Continuing operations	$(0.03)	$(0.03)
Discontinued operations	0.00	(0.02)
Net loss per share - basic & diluted	$(0.03)	$(0.05)
Weighted average number of outstanding common shares - basic & diluted	308,531,794	293,122,312

TerrAscend Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Operating activities
Net loss from continuing operations	$(6,829)	$(7,665)
Adjustments to reconcile net loss to net cash provided by operating activities
Accretion and accrued interest	5,151	1,870
Depreciation of property and equipment and amortization of intangible assets	4,140	3,946
Amortization of operating right-of-use assets	378	408
Share-based compensation	885	1,514
Deferred income tax expense	299	456
Gain on fair value of derivative liabilities	(1,403)	(97)
Unrealized and realized loss on investments	—	742
Loss from revaluation of contingent consideration	—	381
Provision for expected credit loss	239	480
Unrealized and realized foreign exchange loss	178	42
Impairment and other	36	(5)
Changes in operating assets and liabilities
Receivables	1,103	2,050
Inventory	(2,181)	1,629
Accounts payable and accrued liabilities	(918)	(1,911)
Income taxes paid and tax related liabilities	8,455	6,848
Prepaid expense and other current assets	(896)	699
Other assets and liabilities	15	(209)
Net cash provided by operating activities - continuing operations	8,652	11,178
Net cash used in operating activities - discontinued operations	(165)	(3,174)
Net cash provided by operating activities	8,487	8,004

Investing activities
Investment in property and equipment	(865)	(2,358)
Investment in note receivable, net of interest received	40	61
Investment in intangible assets	(44)	(659)
Cash portion of consideration paid in acquisition, net of cash received	(3,722)	—
Refund of deposits for business acquisition	3,400	—
Net cash used in investing activities - continuing operations	(1,191)	(2,956)
Net cash provided by (used in) investing activities - discontinued operations	1,195	(328)
Net cash provided by (used in) investing activities	4	(3,284)

Financing activities
Loan principal paid, including exit fees	(5,667)	(980)
Capital distributions paid to non-controlling interests	(1,188)	(738)
Payment for contingent consideration	—	(386)
Repurchases of common shares	(77)	(231)
Net cash used in financing activities - continuing operations	(6,932)	(2,335)
Net cash used in financing activities - discontinued operations	(200)	—
Net cash used in financing activities	(7,132)	(2,335)

Net increase in cash and cash equivalents and restricted cash during the period	1,359	2,385
Net effects of foreign exchange	231	(14)
Cash and cash equivalents and restricted cash, beginning of the period	37,524	26,987
Cash and cash equivalents and restricted cash, end of the period	$39,114	$29,358

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

The table below reconciles net loss to EBITDA and Adjusted EBITDA:

	For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net (loss) income	(8,004)	3,598	(12,269)
(Loss) income from discontinued operations	(1,175)	4,110	(4,604)
Loss from continued operations	(6,829)	(512)	(7,665)

Add (deduct) the impact of:
Provision (benefit) for income taxes	10,250	(1,673)	10,507
Finance expenses	9,753	9,666	8,419
Amortization and depreciation	4,140	3,977	3,946
EBITDA from continuing operations	17,314	11,458	15,207
Add (deduct) the impact of:
Share-based compensation	885	1,348	1,514
(Gain) loss on fair value of derivative liabilities	(1,403)	188	38
Loss (gain) on lease termination	36	(99)	—
(Gain) loss from revaluation of contingent consideration	—	(179)	382
Unrealized and realized loss on investments	—	629	742
Loss on disposal of fixed assets	—	127	—
Impairment of intangible assets	—	2,606	—
Unrealized and realized foreign exchange loss (gain)	178	(157)	(95)
Other one-time items	354	731	357
Adjusted EBITDA from continuing operations	$17,364	$16,652	$18,145
Adjusted EBITDA Margin from continuing operations	26.5%	25.2%	28.2%

The table below reconciles Net cash provided by operating activities to Free Cash Flow:

	For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net cash provided by operating activities - continuing operations	$8,652	$8,327	$11,177
Capital expenditures for property and equipment	(865)	(1,716)	(2,358)
Free Cash Flow	$7,787	$6,611	$8,819

The table below reconciles Net cash provided by operating activities to Free Cash Flow Yield:

Trailing Twelve Months Ended March 31, 2026
Net cash provided by operating activities - continuing operations	$31,401
Capital expenditures for property and equipment	(7,121)
Free Cash Flow	$24,280

Market capitalization as of March 31, 2026	$236,539

Operating Cash Flow Yield	13.3%
Free Cash Flow Yield	10.3%